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                                                                    EXHIBIT 10.5

                          SUNLINK HEALTH SYSTEMS, INC.

                        2001 LONG TERM STOCK OPTION PLAN

Section 1. Purpose.

         The purposes of the 2001 Long Term Stock Option Plan (the "Plan") are
(a) to provide incentives to officers and other key employees of the Corporation upon whose judgment, initiative and efforts the long-term growth and success of the Corporation is largely dependent; (b) to assist the Corporation in attracting and retaining key employees of proven ability; and (c) to increase the identity of interests of such key employees with those of the Corporation's shareholders by providing such employees options to acquire Common Shares, without par value, of the Corporation and thereby participate in the growth and development of the Corporation.

Section 2. Definitions.

         (a)      "Board" means the Board of Directors of the Corporation.

         (b)      "Cause" means

                  (i) any act that (A) constitutes, on the part of the optionee, fraud, dishonesty, malfeasance of duty, or conduct inappropriate to the optionee's office, and (B) results in or is demonstrably likely to lead to, a material injury to the Corporation or any Subsidiary or affiliate thereof or results in or was intended to result in direct or indirect gain to or personal enrichment of the optionee; or

                  (ii)     the conviction of the optionee of a felony; or

                  (iii) optionee's failure to perform his job duties to the satisfaction of the Board, as determined by a two-thirds majority vote.

         (c) "Change-in-Control" means any change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A or Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, such a Change-in-Control shall be deemed to have occurred if (i) any "person" or "group" (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), other than any entity then controlled by the Corporation, is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding securities; (ii) the Corporation merges into or consolidates with another corporation (other than a subsidiary or an
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affiliate of the Corporation); or (iii) a sale, lease, exchange, or other disposition of all or substantially all of the assets of the Corporation (other than to a subsidiary or an affiliate of the Corporation) shall occur. In determining the amount of shares owned by such an entity, shares owned, directly or indirectly, by the holders of options granted under this Plan or the 1995 Incentive Stock Option Plan shall be excluded.

         (d) "Competitor" means any company or person in the same or a similar business to the Corporation or any Subsidiary that competes with the Corporation or any Subsidiary as determined by the Board in its sole discretion.

         (e) "Corporation" means SunLink Health Systems, Inc.; when used in the Plan with reference to employment, "Corporation" shall include SunLink and any Subsidiary of the Corporation.

         (f) "Fair Market Value" means (1) if the Shares are listed on the American Stock Exchange, the last sale price of a Share on the American Stock Exchange on the Pricing Date or, if there are no sales on such Pricing Date, the mean of the bid and asked prices for Shares on the American Stock Exchange at the close of business on such date; or (2) if the Shares are not listed on the American Stock Exchange, the value determined by such reasonable method as shall be approved by the Board.

         (g) "Incentive Stock Option" means an option granted under the Plan which qualifies as an incentive stock option under Section 422(b) of the Internal Revenue Code of 1986, as amended.

         (h) "Nonqualified Stock Option" means an option that is not intended to be an Incentive Stock Option as that term is described in Section 422(b) of the Internal Revenue Code of 1986, as amended.

         (i) "Pricing Date" means the date on which an option is granted, except that the Board may provide that: (i) the Pricing Date is the date on which the optionee is hired or promoted (or similar event), if the grant of the option occurs not more than ninety (90) days after the date of such hiring, promotion or other event; and (ii) if an option is granted in tandem with, or substitution for, an outstanding stock option, the Pricing Date is the date of grant of such outstanding stock option.

         (j) "Related Company" means any Subsidiary and any business venture in which the Corporation has a significant interest, as determined in the sole discretion of the Board.

         (k)      "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange
Act.

         (l) "Share" or "Shares" means the Common Shares, without par value, of the Corporation.

         (m) "Subsidiary" means any company more than 50% of the voting stock of which is owned or controlled, directly or indirectly, by the Corporation.


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Section 3. Administration.

         (a) Adoption. The Plan was approved by the Board effective February 28, 2001 and will become effective upon its approval by the holders of a majority of the Shares constituting a quorum and present, in person or by proxy, at a Meeting of Shareholders. The Plan will terminate on February 28, 2006, and no options may be granted under the Plan after termination.

         (b) Amendment. The Plan and options granted under the Plan may be amended, modified or terminated by the Board, provided that:

                  (1) No action with respect to an outstanding option may be taken that would adversely affect the rights of the holder of such option without such holder's consent; and

                  (2) No amendment to the Plan shall become effective without approval by the holders of a majority of the Shares present, in person or by proxy, at an annual or special shareholders meeting at which a quorum is present if such amendment would:

                           (i) increase the number of Shares with respect to
                  which options may be granted under the Plan; or

                           (ii) extend the term of the Plan; or

                           (iii) materially increase the benefits accruing to or
                  modify eligibility requirements for participants in the Plan.

         (c) Option Grants. Subject to the provisions of the Plan, except as provided in Section 5, the Board or the Executive Compensation Committee (or other committee of the Board), if delegated such authority by the Board, shall, in their sole discretion, determine the persons to whom and the times at which options are granted, the number of Shares subject to each option, the option price per Share, the term of each option (which term shall not exceed ten years after the date of grant), the time or times when each option shall become exercisable in whole or in part and any other terms deemed appropriate.

         (d) Interpretation. The Board will have the sole discretion and authority to interpret the Plan and to decide all questions arising under the Plan.

Section 4. Option Shares.

         (a) Number. The maximum number of Shares that may be issued upon exercise of options granted under the Plan is [810,000] Shares. Such Shares may be authorized and unissued Shares or Treasury Shares.


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         (b) Adjustment. The Board will appropriately adjust the number of
Shares subject to the Plan and the number and option price of Shares subject to outstanding options in the event of any change in outstanding Shares by reasons of a share dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar corporate change.

         (c) Unexercised Options. Shares subject to unexercised options which terminate will thereupon become available for the grant of additional options.

Section 5. Eligible Employees.

         Options may be granted by the Board to officers and other key employees of the Corporation or any Related Company.

Section 6. Options and Option Terms.

         (a) Designation of Options. Options granted under the Plan may be either Incentive Stock Options or Nonqualified Stock Options, as determined in the sole discretion of the Board. The grant of an option entitles the optionee to purchase Shares at an exercise price determined by the Board at time of grant.

         (b) Option Agreement. The terms of each option will be set forth in a written stock option agreement.

         (c) Terms of All Options. The following terms and provisions shall apply to all options granted under the Plan:

                  (1) No Incentive Stock Option may be granted under the Plan at an option price which is less than the Fair Market Value of a Share as of the Pricing Date.

                  (2) The Board may accelerate the exercisability of any options granted hereunder in such cases as the Board deems appropriate, including, without limitation, in the event the optionee retires with the approval of the Board.

                  (3) No option may be exercised under the Plan unless the optionee has been continuously employed by the Corporation from the date of grant to the date of exercise except that an option may be exercised within one year after the termination of the optionee's employment, to the extent the option was exercisable on the date of termination, if the cause of termination was death. Upon termination of employment for any other reason, the option, to the extent that the option was exercisable on the date of termination, may be exercised by optionee within 90 days of the date of termination unless such termination was (i) for Cause or (ii) voluntary on the part of the optionee and the optionee shall have accepted a position, or terminated his employment in order to accept a position, with a Competitor, in each case as determined in the sole discretion of the Board.


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                  (4) Upon the occurrence of a Change-in-Control all options then held by an optionee shall become immediately exercisable. All other provisions of such options will remain unchanged.

                  (5) No option may be exercised by an optionee if such exercise is in contemplation of voluntary termination of employment by the optionee in order to accept a position with a Competitor, in each case as determined in the sole discretion of the Board.

         (d) Additional Provisions Relating to Incentive Stock Options. The following additional terms and provisions shall apply to Incentive Stock Options granted under the Plan:

                  (1) No Incentive Stock Option shall be granted to an employee who possesses at the time of grant more than 10% of the voting power of all classes of stock of the Corporation unless the option price is at least 110% of the Fair Market Value of the Shares subject to the option on the Pricing Date and the option is not exercisable after the expiration of five years from the date of grant.

                  (2) No Incentive Stock Option may be exercisable in an amount exceeding the limitation of Section 422(d) of the Internal Revenue Code of 1986, as amended.

                  (3) To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year (under all plans of the Corporation and all Related Companies) exceed $100,000, such options shall be treated as Nonqualified Stock Options, to the extent required by Section 422 of the Internal Revenue Code of 1986, as amended.

Section 7. Procedure for Exercise and Payment.

         An option granted under the plan may be exercised by the optionee giving written notice of exercise to the Chief Executive Officer (or the designee of the Chief Executive Officer) of the Corporation. The option price for the Shares purchased shall be paid in full at the time such notice is given. An option shall be deemed exercised on the date the Corporation receives written notice of exercise, together with full payment for the Shares purchased. The option price may be paid to the Corporation either in cash, by delivery to the Corporation of Shares already-owned by the optionee or by any combination of cash and such Shares. The Board may, however, at any time and in its sole discretion, adopt guidelines limiting or restricting the use of already-owned Shares to pay all or any portion of the option price. In the event already-owned Shares are used to pay all or a portion of the option price, the amount credited to payment of the option price shall be the Fair Market Value of the already-owned Shares on the date the option is exercised. The Board may permit an optionee to elect to pay the option price by (i) authorizing the Corporation to purchase or a third party to sell Shares (or a sufficient portion of the Shares) acquired upon the exercise of the option and for the Corporation to withhold or the third party to remit to the Corporation a sufficient portion of the sale proceeds to pay the entire option price and the statutory minimum tax withholding resulting from such exercise or (ii) tendering to the Corporation shares of the Common Stock of the Corporation (duly endorsed in blank or accompanied by duly endorsed stock powers in form acceptable to the Corporation) owned and


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held by such optionee (such shares to be valued at Fair Market Value as of date of payment) which were acquired by such optionee otherwise than by exercise of an incentive stock option granted by the Corporation under this Plan or any other stock option plan of the Corporation. In no case may an option be exercised for a fraction of a Share.

Section 8. Non-Transferability.

         Options may not be sold, pledged, assigned, hypothecated, or transferred except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Rule 16b-3.

Section 9. Conditions Upon Granting of Options and Issuance of Certificates.

         No option shall be granted and Shares shall not be issued upon the exercise of an option unless the grant of options, the exercise of such option, and the issuance and delivery of Shares pursuant thereto shall comply with all relevant provisions of Federal and state law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of the American Stock Exchange or NASDAQ National Market or any other stock exchange upon which the Shares may then be listed.

Section 10. Notices.

         Each notice relating to this Plan shall be in writing and delivered in person or sent by certified or registered mail to the proper address. Each notice shall be deemed to have been given on the date it is received. Each notice to the Corporation shall be addressed as follows:SunLink Health Systems, Inc., 900 Circle 75 Parkway, Suite 1300, Atlanta, Georgia 30339, Attention:
Chief Executive Officer. Each notice to the optionee or other person or persons then entitled to exercise an option shall be addressed to the optionee or such other person or persons at the optionee's address set forth in the option. Anyone to whom a notice may be given under this Plan may designate a new address by written notice to the other party to that effect.

Section 11. Pronouns.

         All pronouns used herein shall be deemed to refer to the masculine, feminine, singular or plural, as the identity of the person or persons may require.

Section 12. Effect of Termination of Plan.

         The termination of the Plan shall not adversely affect the rights of an optionee with respect to any option granted prior to the termination of the Plan.


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